EXHIBIT 99.1

Tanger

SEPHORA

Tanger

crocs
Levi's
CONVERSE

SHAKE SHACK
BURGERS FROZEN CUSTARD FRIES

Clockwise from top left: The Promenade at Chenal – a Tanger property | Little Rock, AR; Tanger Outlets Phoenix; Tanger Outlets Columbus; Pinecrest – a Tanger property | Cleveland, OH.

Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

News Release
Tanger Reports Second Quarter 2025 Results and Raises Full-Year 2025 Guidance
Robust Performance Driven by Leasing, Operating, and Marketing Strategies
Strong Balance Sheet Provides Capacity for Growth

Greensboro, NC, August 4, 2025, Tanger® (NYSE:SKT), a leading owner and operator of outlet and open-air retail shopping destinations, today reported financial results and operating metrics for the three and six months ended June 30, 2025.

“I am pleased to announce another quarter of strong financial and operating results and an increase in our full-year guidance,” said Stephen Yalof, President and Chief Executive Officer. “We continue to drive our core business through our differentiated and proven leasing, operating, and marketing strategies with a keen focus on acquiring new and younger customers by adding in-demand retailers, restaurants, and entertainment destinations. We are growing shopper engagement and driving traffic through enhanced marketing initiatives like Tanger Deal Days, Summer of Savings, and an early Back to School season. Our retail partners continue to demonstrate their commitment to the Tanger platform evidenced by ongoing demand and robust leasing activity at positive rent spreads.”

Mr. Yalof continued, “We continue to proactively manage our low-leveraged balance sheet to provide us with the flexibility to remain opportunistic with our long-term growth.”

Second Quarter Results

•Net income available to common shareholders was $0.26 per share, or $29.9 million, compared to $0.22 per share, or $24.6 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.58 per share, or $68.6 million, compared to $0.53 per share, or $60.9 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.58 per share, or $68.6 million, compared to $0.53 per share, or $60.9 million, for the prior year period.

Year-to-Date Results

•Net income available to common shareholders was $0.43 per share, or $48.9 million, compared to $0.43 per share, or $46.8 million, for the prior year period. Net income for the first half of 2025 includes a non-cash impairment charge of $0.04 per share, or $4.2 million, related to the center in Howell, Michigan that was sold in April 2025.
•FFO available to common shareholders was $1.11 per share, or $131.3 million, compared to $1.04 per share, or $119.5 million, for the prior year period.
•Core FFO available to common shareholders was $1.11 per share, or $131.3 million, compared to $1.05 per share, or $121.0 million, for the prior year period.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Definitions of these non-GAAP financial measures and statements of the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations, and, if applicable, the other purposes for which management uses the measures, as well as reconciliations of these non-GAAP financial measures to GAAP net income, can be found later in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Below are key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures.

•Occupancy was 96.6% on June 30, 2025, compared to 95.8% on March 31, 2025 and 96.4% on June 30, 2024. On a same center basis, occupancy was 96.6% on June 30, 2025, 95.9% on March 31, 2025 and 96.6% on June 30, 2024. The same center portfolio excludes The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and first quarter of 2025, respectively, and the center in Howell, Michigan for all periods presented.
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 5.3% to $101.7 million for the second quarter of 2025 from $96.6 million for the second quarter of 2024 and increased 3.8% to $198.1 million for the first half of 2025 from $190.8 million for the first half of 2024.
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•Average tenant sales per square foot was $465 for the twelve months ended June 30, 2025 compared to $455 for the twelve months ended March 31, 2025 and $438 for the twelve months ended June 30, 2024, reflecting the Company’s execution of its strategy to remerchandise, replace less productive tenants, and evolve its portfolio.
•On a same center basis (excluding The Promenade at Chenal, Pinecrest, Tanger Outlets Nashville and the center in Howell, Michigan), average tenant sales per square foot was $462 for the twelve months ended June 30, 2025 compared to $451 for the twelve months ended March 31, 2025 and $442 for the twelve months ended June 30, 2024.
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.7% for the twelve months ended June 30, 2025 compared to 9.7% for the twelve months ended March 31, 2025 and 9.4% for the twelve months ended June 30, 2024.
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $272,000 for the second quarter of 2025 and $723,000 for the first half of 2025, compared to $312,000 for the second quarter of 2024 and $574,000 for the first half of 2024.

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure can be found later in this release.

Leasing Activity

Leasing activity in the Company’s portfolio continues to be robust from both existing and new tenants. For the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures, total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended June 30, 2025 included 625 leases, totaling 2.8 million square feet, compared to 457 leases, totaling 2.0 million square feet, during the twelve months ended June 30, 2024.

Blended average rental rates were positive for the 14th consecutive quarter at 12.0% on a cash basis for leases executed for comparable space during the twelve months ended June 30, 2025. These blended rent spreads are comprised of re-tenanted rent spreads of 28.0% and renewal rent spreads of 10.1%.

As of June 30, 2025, the Company had renewals executed or in process for 64.9% of the space scheduled to expire during 2025 compared to 65.5% of expiring 2024 space as of June 30, 2024 (total portfolio, including the Company’s pro rata share of unconsolidated joint ventures).

Transaction Activity

As previously announced, in April 2025, the Company sold a non-core center in Howell, Michigan for $17.0 million.

Balance Sheet and Liquidity

In April 2025, the mortgage for Tanger Outlets Memphis was amended, increasing the outstanding borrowings from $51.7 million to $61.7 million and extending the maturity date from October 2026 to April 2030. The stated interest rate remained unchanged at Adjusted Secured Overnight Financing Rate (“Adjusted SOFR”) + 2.0%. In May 2025, an interest rate swap was placed on the total outstanding principal that fixes Daily Secured Overnight Financing Rate (“Daily SOFR”) at 3.51% until April 2029.

Additionally, in April 2025, the Company entered into $75.0 million of forward-starting swaps that commence on February 1, 2026 and mature on April 1, 2028 addressing the $75.0 million of interest rate swaps that expire on February 1, 2026. Through August 4, 2025, the Company has entered into an additional $50.0 million of forward-starting swaps that commence on August 1, 2026 and mature on October 1, 2027 addressing a portion of the $75.0 million of interest rate swaps that expire on August 1, 2026. Collectively, the forward-starting swaps fix the Adjusted SOFR base rate at a weighted average of 3.2% compared to 3.6% on the expiring tranche of swaps.

In June 2025, the mortgage for Tanger Outlets Houston was refinanced, increasing the outstanding borrowings from $58.0 million to $60.0 million, reducing the stated interest rate from Daily SOFR plus 3.00% to Daily SOFR plus 1.65%, and extending the maturity date from June 2026 (before two one-year extension options available) to June 2030. In connection with the refinancing, an interest rate swap previously placed on half of the outstanding principal that fixed Daily SOFR at 4.44% was terminated, and the joint venture placed a new interest rate swap on the total outstanding principal that fixes Daily SOFR at 3.41% until June 2029.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of June 30, 2025:

•Net debt to Adjusted EBITDAre (calculated as Net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) was 5.0x for the twelve months ended June 30, 2025 compared to 5.2x for the twelve months ended March 31, 2025 and 4.8x for the year ended December 31, 2024.

•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.6x for both the first half of 2025 and the twelve months ended June 30, 2025.
•Cash and cash equivalents totaled $16.6 million with $528.0 million of availability on the Company’s $620.0 million unsecured lines of credit and $69.7 million of proceeds available from the potential future settlement of forward sale agreements under the Company’s at-the-market stock offering program.
•Total outstanding debt aggregated $1.7 billion with $92.0 million (principal) of floating rate debt, representing approximately 5% of total debt outstanding and approximately 2% of total enterprise value.
•Weighted average interest rate was 4.0%, including current swaps, and weighted average term to maturity of outstanding debt, including extension options, was approximately 3.4 years.
•Approximately 92% of the total portfolio’s square footage was unencumbered by mortgages with secured debt of $227.7 million (principal), representing approximately 13% of total debt outstanding.
•Funds Available for Distribution (“FAD”) payout ratio was 56% for the first half of 2025.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included later in this release.

Dividend

In July 2025, the Company’s Board of Directors authorized a quarterly cash dividend of $0.2925 per share, payable on August 15, 2025 to holders of record on July 31, 2025.

Guidance for 2025

Based on the Company’s results to date, its view on current market conditions, and its outlook for the remainder of 2025, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.93	$1.00	$0.91	$0.99
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28	1.28	1.28
Impairment charges - consolidated	0.04	0.04	0.04	0.04
Estimated diluted FFO per share (1)	$2.24	$2.31	$2.22	$2.30
The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.5%	4.0%	2.0%	4.0%
General and administrative expense	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$63.7	$65.3	$63.5	$65.5
Other income (expense) (2)	$—	$1.0	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0	$55.0	$65.0
(1)     Amounts may not recalculate due to the effect of rounding.
(2)    Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.0 million to 115.0 million for earnings per share and 118.5 million to 119.5 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, the April 2025 sale of the center in Howell, Michigan, the April 2025 amendment of the mortgage at Tanger Outlets Memphis, and the June 2025 refinancing of the mortgage at Tanger Outlets Houston. Guidance does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Second Quarter 2025 Conference Call

Tanger will host a conference call to discuss its second quarter 2025 results for analysts, investors and other interested parties on Tuesday, August 5, 2025, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from August 5, 2025 at approximately 11:30 a.m. through August 19, 2025 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13754075. An online archive of the webcast will also be available through August 19, 2025.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Evercore ISI's Real Estate Conference on September 4, 2025 (virtual) with a panel discussion on September 3, 2025 at 9:40 a.m. Eastern Time
•Bank of America’s 2025 Global Real Estate Conference held at Bank of America Tower, One Bryant Park in New York, NY from September 9 through September 10, 2025

About Tanger®

Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 44 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 37 outlet centers and three open-air lifestyle centers includes 16 million square feet well positioned across tourist destinations and vibrant markets in 21 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended June 30, 2025. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document.

Safe Harbor Statement
Certain statements made in this earnings release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this release as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this release. All of our forward-looking statements are qualified in their entirety by this statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Treasurer and Investments	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

v

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Rental revenue	$133,435	$122,319	$262,720	$240,128
Management, leasing and other services	2,238	2,332	4,645	4,610
Other revenue	5,021	4,305	8,692	7,589
Total revenues	140,694	128,956	276,057	252,327
Expenses:
Property operating	40,373	37,549	82,193	73,014
General and administrative (1)	18,992	18,813	37,985	38,303
Impairment charges	—	—	4,249	—
Depreciation and amortization	36,608	34,174	73,754	68,034
Total expenses	95,973	90,536	198,181	179,351
Other income (expense):
Interest expense	(16,399)	(15,700)	(32,171)	(30,053)
Other income (expense)	(26)	220	191	807
Total other income (expense)	(16,425)	(15,480)	(31,980)	(29,246)
Income before equity in earnings of unconsolidated joint ventures	28,296	22,940	45,896	43,730
Equity in earnings of unconsolidated joint ventures	3,034	2,975	5,433	5,491
Net income	31,330	25,915	51,329	49,221
Noncontrolling interests in Operating Partnership	(1,244)	(1,075)	(2,042)	(2,048)
Noncontrolling interests in other consolidated partnerships	—	—	—	80
Net income attributable to Tanger Inc.	30,086	24,840	49,287	47,253
Allocation of earnings to participating securities	(225)	(229)	(427)	(460)
Net income available to common shareholders of Tanger Inc.	$29,861	$24,611	$48,860	$46,793

Basic earnings per common share:
Net income	$0.27	$0.23	$0.43	$0.43

Diluted earnings per common share:
Net income	$0.26	$0.22	$0.43	$0.43
(1)The six months ended June 30, 2024 includes $1.6 million of executive severance costs.

TANGER INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Rental property:
Land	$332,010	$311,355
Buildings, improvements and fixtures	3,187,548	3,089,239
Construction in progress	11,662	7,453
	3,531,220	3,408,047
Accumulated depreciation	(1,453,947)	(1,428,017)
Total rental property, net	2,077,273	1,980,030
Cash and cash equivalents	9,741	46,992
Investments in unconsolidated joint ventures	66,671	65,665
Deferred lease costs and other intangibles, net	100,155	85,028
Operating lease right-of-use assets	75,421	76,099
Prepaids and other assets	122,987	127,369
Total assets	$2,452,248	$2,381,183

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,042,656	$1,041,710
Unsecured term loan, net	323,617	323,182
Mortgages payable, net	67,658	58,867
Unsecured lines of credit	92,000	—
Total debt	1,525,931	1,423,759
Accounts payable and accrued expenses	86,506	107,775
Operating lease liabilities	83,777	84,499
Other liabilities	94,692	85,476
Total liabilities	1,790,906	1,701,509
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 113,174,006 and 112,738,633 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,132	1,127
Paid in capital	1,190,344	1,190,746
Accumulated distributions in excess of net income	(527,896)	(511,816)
Accumulated other comprehensive loss	(28,408)	(27,687)
Equity attributable to Tanger Inc.	635,172	652,370
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,170	27,304
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	661,342	679,674
Total liabilities and equity	$2,452,248	$2,381,183

TANGER INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	June 30,
	2025	2024
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	13,298	12,692
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	758

Total Owned and/or Managed Properties (1)	15,868	15,563
Total Owned Properties including pro rata share of unconsolidated JVs (1)	14,354	13,748

Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	1	2
Total Owned and/or Managed Properties	40	40

Ending Occupancy:
Consolidated (2)	96.5%	96.4%
Unconsolidated	97.9%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.6%	96.4%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	96.6%	96.6%

Total U.S. States Operated in at End of Period (4)	21	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)June 2025 includes the results of The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and the first quarter of 2025, respectively, and excludes the center in Howell, Michigan that was sold in April 2025.
(3)Excludes the results of The Promenade at Chenal and Pinecrest for June 2025 and the center in Howell, Michigan for June 2024.
(4)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	35,386	33,355	71,364	66,407
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,306	2,060	5,166	4,600
Impairment charges - consolidated	—	—	4,249	—
FFO	69,022	61,330	132,108	120,228
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	80
Allocation of earnings to participating securities	(408)	(412)	(764)	(830)
FFO available to common shareholders (2)	$68,614	$60,918	$131,344	$119,478
As further adjusted for:
Executive departure-related adjustments (3)	—	—	—	1,554
Impact of above adjustments to the allocation of earnings to participating securities	—	—	—	(10)
Core FFO available to common shareholders (2)	$68,614	$60,918	$131,344	$121,022
FFO available to common shareholders per share - diluted (2)	$0.58	$0.53	$1.11	$1.04
Core FFO available to common shareholders per share - diluted (2)	$0.58	$0.53	$1.11	$1.05

Weighted Average Shares:
Basic weighted average common shares	112,659	108,683	112,528	108,526
Effect of dilutive securities:
Equity awards	1,464	1,510	1,484	1,498
Diluted weighted average common shares (for earnings per share computations)	114,123	110,193	114,012	110,024
Exchangeable operating partnership units	4,663	4,708	4,669	4,708
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	118,786	114,901	118,681	114,732
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
FFO available to common shareholders	$68,614	$60,918	$131,344	$119,478
Adjusted for:
Corporate depreciation	1,224	819	2,392	1,627
Amortization of finance costs	921	863	1,861	1,695
Amortization of net debt discount	208	183	413	357
Amortization of equity-based compensation	3,287	2,608	6,213	6,105
Straight-line rent adjustments	(712)	(498)	(294)	13
Market rent adjustments	139	132	(263)	227
Second generation tenant allowances and lease incentives	(3,666)	(4,774)	(7,105)	(9,056)
Capital improvements	(10,456)	(7,932)	(13,503)	(13,289)
Adjustments from unconsolidated joint ventures	(1,187)	(201)	(1,473)	(304)
FAD available to common shareholders (2)	$58,372	$52,118	$119,585	$106,853
Dividends per share	$0.293	$0.275	$0.568	$0.535
FFO payout ratio	50%	52%	51%	51%
FAD payout ratio	60%	61%	56%	58%
Diluted weighted average common shares (2)	118,786	114,901	118,681	114,732
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,034)	(2,975)	(5,433)	(5,491)
Interest expense	16,399	15,700	32,171	30,053
Other (income) expense	26	(220)	(191)	(807)
Impairment charges	—	—	4,249	—
Depreciation and amortization	36,608	34,174	73,754	68,034
Other non-property income	(468)	(405)	(508)	(801)
Corporate general and administrative expenses	18,992	18,836	38,008	38,325
Non-cash adjustments (1)	(585)	(366)	(579)	242
Lease termination fees	(271)	(278)	(721)	(540)
Portfolio NOI - Consolidated	98,997	90,381	192,079	178,236
Non-same center NOI - Consolidated	(4,931)	(1,039)	(8,968)	(1,885)
Same Center NOI - Consolidated (2)	$94,066	$89,342	$183,111	$176,351

Portfolio NOI - Consolidated	$98,997	$90,381	$192,079	$178,236
Pro rata share of unconsolidated joint ventures (3)	7,630	7,234	14,970	14,475
Portfolio NOI - Total portfolio at pro rata share (3)	106,627	97,615	207,049	192,711
Non-same center NOI - Total portfolio at pro rata share (3)	(4,931)	(1,039)	(8,968)	(1,885)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$101,696	$96,576	$198,081	$190,826
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases, and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Little Rock	December 2024	Acquired	Consolidated
Cleveland	February 2025	Acquired	Consolidated
Howell	April 2025	Sold	Consolidated
(3)Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Interest expense, net	16,309	15,444	31,805	29,595
Income tax expense (benefit)	168	87	262	(248)
Depreciation and amortization	36,608	34,174	73,754	68,034
Impairment charges - consolidated	—	—	4,249	—
Compensation-related adjustments (1)	—	—	—	1,554
Adjusted EBITDA	$84,415	$75,620	$161,399	$148,156

	Twelve months ended
	June 30,	December 31,
	2025	2024
Net income	$104,868	$102,760
Adjusted to exclude:
Interest expense, net	61,624	59,414
Income tax expense (benefit)	555	45
Depreciation and amortization	144,410	138,690
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$315,706	$302,463
(1)For the 2024 period, represents executive severance costs.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Interest expense, net	16,309	15,444	31,805	29,595
Income tax expense (benefit)	168	87	262	(248)
Depreciation and amortization	36,608	34,174	73,754	68,034
Impairment charges - consolidated	—	—	4,249	—
Pro rata share of interest expense, net - unconsolidated joint ventures	2,412	2,184	4,546	4,353
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,306	2,060	5,166	4,600
EBITDAre	$89,133	$79,864	$171,111	$155,555
Compensation-related adjustments (1)	—	—	—	1,554
Adjusted EBITDAre	$89,133	$79,864	$171,111	$157,109

	Twelve months ended
	June 30,	December 31,
	2025	2024
Net income	$104,868	$102,760
Adjusted to exclude:
Interest expense, net	61,624	59,414
Income tax expense (benefit)	555	45
Depreciation and amortization	144,410	138,690
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense, net - unconsolidated joint ventures	8,918	8,725
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,900	9,334
EBITDAre	$334,524	$318,968
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$334,524	$320,522
(1)For the 2024 period, represents executive severance costs.

Below is a reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share:

	June 30, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,525,931	$158,659	$1,684,590
Less:
Cash and cash equivalents	(9,741)	(6,841)	(16,582)
Net debt	$1,516,190	$151,818	$1,668,008

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income, which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:

We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:

•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as total debt less cash and cash equivalents and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, when available.

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

Certain statements made in this supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of the words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions that do not report historical matters. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this supplement as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this supplement. All of our forward-looking statements are qualified in their entirety by this statement.

There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this supplement. Any forward-looking statements should be considered in light of the risks, uncertainties and other factors referred to in Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. Such risks and uncertainties include, but are not limited to: risks associated with general economic and financial conditions, including inflationary pressures and recessionary fears, newly-imposed and potentially additional U.S. tariffs and responsive non-U.S. tariffs, increased capital costs and capital markets volatility, increases in unemployment and reduced consumer confidence and spending; risks related to our ability to develop new retail centers or expand existing retail centers successfully; risks related to the financial performance and market value of our retail centers and the potential for reductions in asset valuations and related impairment charges; our dependence on rental income from real property; the relative illiquidity of real property investments; failure of our acquisitions or dispositions of retail centers to achieve anticipated results; competition for the acquisition and development of retail centers, and our inability to complete the acquisitions of retail centers we may identify; competition for tenants with competing retail centers and our inability to execute leases with tenants on terms consistent with our expectations; the diversification of our tenant mix and our entry into the operation of full price retail may not achieve our expected results; risks associated with environmental regulations; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to international military conflicts, international trade disputes and foreign currency volatility; the fact that certain of our leases include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the impact of geopolitical conflicts; the immediate and long-term impact of the outbreak of a highly infectious or contagious disease on our tenants and on our business (including the impact of actions taken to contain the outbreak or mitigate its impact); the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; our potential failure to qualify as a REIT; our legal obligation to pay dividends to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; risks of costs and disruptions from cyber-attacks or acts of cyber-terrorism on our information systems or on third party systems that we use; unanticipated threats to our business from

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

changes in information and other technologies, including artificial intelligence; and the uncertainties of costs to comply with regulatory changes and other important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in other reports that we file with the SEC.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Summary Operating Metrics

	June 30,
	2025	2024
Centers in Operation at End of Period:
Consolidated	33	32
Unconsolidated	6	6
Managed	1	2
Total Owned and/or Managed Properties	40	40

Gross Leasable Area (“GLA”) Open at End of Period (in thousands):
Consolidated	13,298	12,692
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	758

Total Owned and/or Managed Properties	15,868	15,563
Total Owned Properties including pro rata share of unconsolidated JVs (1)	14,354	13,748

Ending Occupancy (2)
Consolidated	96.5%	96.4%
Unconsolidated	97.9%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs (2)	96.6%	96.4%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (3)	96.6%	96.6%

Average Tenant Sales Per Square Foot (2)(4)
Consolidated	$464	$436
Unconsolidated	$481	$462
Total Owned Properties including pro rata share of unconsolidated JVs (2)	$465	$438
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (5)	$462	$442

Occupancy Cost Ratio (2)(6)	9.7%	9.4%
(1)Amounts may not recalculate due to the effect of rounding.
(2)June 2025 includes the results of The Promenade at Chenal and Pinecrest, which were acquired in the fourth quarter of 2024 and the first quarter of 2025, respectively, and excludes the center in Howell, Michigan that was sold in April 2025.
(3)Excludes the results of The Promenade at Chenal and Pinecrest for June 2025 and the center in Howell, Michigan for June 2024.
(4)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores in stabilized centers that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(5)Excludes the results of The Promenade at Chenal, Pinecrest, and Tanger Outlets Nashville for June 2025 and the center in Howell, Michigan for June 2024.
(6)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Geographic Diversification
As of June 30, 2025

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,606,491	12%
New York	2	1,466,753	11%
Alabama	2	1,205,677	9%
Georgia	3	1,156,073	9%
Pennsylvania	3	999,442	8%
Texas	2	823,650	6%
Tennessee	2	740,746	6%
North Carolina	2	701,362	5%
Ohio	1	638,299	5%
Delaware	1	547,937	4%
New Jersey	1	484,748	4%
Arizona	1	410,753	3%
Michigan	1	357,133	3%
Florida	1	351,691	3%
Missouri	1	329,861	2%
Mississippi	1	324,801	2%
Louisiana	1	321,066	2%
Connecticut	1	311,229	2%
Arkansas	1	269,642	2%
New Hampshire	1	250,558	2%
Total Consolidated Properties	33	13,297,912	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,674	50%
Ottawa, ON	1	357,213	50%
Columbus, OH	1	355,245	50%
Texas City, TX	1	352,705	50%
National Harbor, MD	1	341,156	50%
Cookstown, ON	1	307,883	50%
Total Unconsolidated Joint Venture Properties	6	2,112,876
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,438

Managed Property
	# of Centers	GLA
Palm Beach, FL	1	457,326

Total Owned and/or Managed Properties	40	15,868,114

Total Owned Properties including pro rata share of unconsolidated JVs	39	14,354,350

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Property Summary - Occupancy at End of Each Period Shown (1)

Property Name	Location	Total GLA 6/30/2025	% Occupied 6/30/2025	% Occupied 3/31/2025	% Occupied 6/30/2024
Tanger Outlets Deer Park	Deer Park, NY	737,473	99.6%	92.5%	99.7%
Tanger Outlets Riverhead	Riverhead, NY	729,280	95.6%	90.6%	94.6%
Bridge Street Town Centre, a Tanger Property	Huntsville, AL	650,941	87.2%	88.0%	87.2%
Pinecrest, a Tanger Property	Cleveland, OH	638,299	96.8%	96.0%	N/A
Tanger Outlets Foley	Foley, AL	554,736	96.0%	98.6%	97.4%
Tanger Outlets Rehoboth Beach	Rehoboth Beach, DE	547,937	99.6%	97.3%	99.2%
Tanger Outlets Atlantic City	Atlantic City, NJ	484,748	77.9%	85.2%	88.3%
Tanger Outlets San Marcos	San Marcos, TX	471,816	99.3%	96.6%	95.8%
Tanger Outlets Sevierville	Sevierville, TN	450,079	95.6%	96.8%	99.6%
Tanger Outlets Savannah	Savannah, GA	463,583	100.0%	98.6%	98.5%
Tanger Outlets Myrtle Beach Hwy 501	Myrtle Beach, SC	426,523	94.8%	98.4%	96.7%
Tanger Outlets Phoenix	Glendale, AZ	410,753	99.2%	98.6%	99.0%
Tanger Outlets Myrtle Beach Hwy 17	Myrtle Beach, SC	404,341	100.0%	99.1%	100.0%
Tanger Outlets Charleston	Charleston, SC	386,328	99.8%	100.0%	100.0%
Tanger Outlets Asheville	Asheville, NC	381,600	95.2%	98.4%	93.4%
Tanger Outlets Lancaster	Lancaster, PA	375,883	100.0%	100.0%	99.3%
Tanger Outlets Pittsburgh	Pittsburgh, PA	373,863	96.4%	96.7%	100.0%
Tanger Outlets Commerce	Commerce, GA	371,408	100.0%	98.2%	97.9%
Tanger Outlets Grand Rapids	Grand Rapids, MI	357,133	93.4%	91.4%	95.0%
Tanger Outlets Fort Worth	Fort Worth, TX	351,834	98.3%	99.3%	99.1%
Tanger Outlets Daytona Beach	Daytona Beach, FL	351,691	99.7%	100.0%	100.0%
Tanger Outlets Branson	Branson, MO	329,861	100.0%	99.2%	99.1%
Tanger Outlets Memphis	Southaven, MS	324,801	99.4%	98.0%	100.0%
Tanger Outlets Atlanta	Locust Grove, GA	321,082	98.1%	98.1%	95.5%
Tanger Outlets Gonzales	Gonzales, LA	321,066	94.4%	96.6%	94.4%
Tanger Outlets Mebane	Mebane, NC	319,762	100.0%	99.1%	100.0%
Tanger Outlets at Foxwoods	Mashantucket, CT	311,229	94.8%	91.2%	90.2%
Tanger Outlets Nashville	Nashville, TN	290,667	95.9%	94.2%	94.8%
The Promenade at Chenal, a Tanger Property	Little Rock, AR	269,642	96.0%	91.1%	N/A
Tanger Outlets Tilton	Tilton, NH	250,558	94.4%	95.8%	94.2%
Tanger Outlets Hershey	Hershey, PA	249,696	99.2%	98.2%	98.4%
Tanger Outlets Hilton Head II	Hilton Head, SC	206,564	95.6%	89.1%	92.3%
Tanger Outlets Hilton Head I	Hilton Head, SC	182,735	100.0%	97.2%	100.0%
Tanger Outlets Howell	Howell, MI	N/A	N/A	N/A	89.2%
Total Consolidated		13,297,912	96.5%	95.7%	96.4%
Charlotte Premium Outlets	Charlotte, NC	398,674	98.9%	98.1%	97.7%
Tanger Outlets Ottawa	Ottawa, ON	357,213	99.6%	98.4%	95.6%
Tanger Outlets Columbus	Columbus, OH	355,245	98.8%	98.0%	99.6%
Tanger Outlets Houston	Texas City, TX	352,705	94.2%	94.7%	95.3%
Tanger Outlets National Harbor	National Harbor, MD	341,156	100.0%	99.8%	99.4%
Tanger Outlets Cookstown	Cookstown, ON	307,883	95.4%	93.8%	91.3%
Total Unconsolidated		2,112,876	97.9%	97.2%	96.6%
Tanger’s pro rata share of unconsolidated JVs		1,056,438	97.9%	97.2%	96.6%

Total Owned Properties including pro rata share of unconsolidated JVs		14,354,350	96.6%	95.8%	96.4%
Total Owned Properties including pro rata share of unconsolidated JVs - Same Center (2)		13,446,409	96.6%	95.9%	96.6%
(1)Excludes square footage and occupancy associated with ground leases to tenants.
(2)Excludes GLA and occupancy rates at The Promenade at Chenal, Pinecrest and the center in Howell, Michigan for all periods.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Portfolio Map as of June 30, 2025

Open-Air Retail Portfolio in Dynamic Markets

MT
ND
WI
MI
GRAND RAPIDS
TORONTO
OTTAWA
VT
NH
TILTON
NY
MA
CT
RI
FOXWOODS
RIVERHEAD/ HAMPTONS
DEER PARK/ LONG ISLAND
PA
NJ
HERSHEY
PITTSBURGH
ATLANTIC CITY
DE
REHOBOTH BEACH
MD
WASHINGTON, D.C.
CLEVELAND
OH
COLUMBUS
WV
VA
IA
NE
IL
IN
UT
CO
KS
CA
MO
BRANSON
KY
AZ
PHOENIX
NM
OK
AR
LITTLE ROCK
TN
NASHVILLE
KNOXVILLE
SEVIERVILLE
MEMPHIS
GREENSBORO
RALEIGH
NC
ASHEVILLE
CHARLOTTE
SC
MYRTLE BEACH
CHARLESTON
HILTON HEAD
SAVANNAH
HUNTSVILLE
ATLANTA
MS
AL
GA
TX
FORT WORTH
DALLAS
AUSTIN
SAN MARCOS
HOUSTON
SAN ANTONIO
LA
BATON ROUGE
NEW ORLEANS
PENSACOLA
DAYTONA BEACH
FL
PALM BEACH

- **Outlet Center** Consolidated or Joint Venture
- **Open-Air Lifestyle Center** Consolidated
- **Strategic Partnership**
- **Corporate Headquarters**

40
Retail Centers

16M
SF

Tanger

Portfolio Occupancy at the End of Each Period (1)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)    Beginning in December 2023, total portfolio occupancy includes the occupancy rates at Bridge Street Town Centre and Tanger Outlets Asheville, which were acquired during the fourth quarter of 2023, and Tanger Outlets Nashville, which opened in the fourth quarter of 2023.
(3)     Beginning in December 2024, total portfolio occupancy includes the occupancy rate at The Promenade at Chenal, which was acquired during the fourth quarter of 2024.
(4)    Beginning in March 2025, total portfolio occupancy includes the occupancy rate at Pinecrest, which was acquired during the first quarter of 2025, and excludes the occupancy rate at the center in Howell, Michigan that was sold in April 2025.
(5)    Same center excludes the occupancy rate of the Promenade at Chenal, Pinecrest and the center in Howell, Michigan for all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Center Sales Per Square Foot Ranking (“SPSF”) as of June 30, 2025 (1)

Ranking (2)	12 Months SPSF	Period End Occupancy	GLA (thousands)	% of GLA	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5	$660	95.2%	2,519	18%	22%
Centers 6 - 10	$542	98.7%	2,262	16%	18%
Centers 11 - 15	$478	99.5%	1,663	12%	14%
Centers 16 - 21	$431	98.0%	2,343	16%	17%
Centers 22 - 27	$367	95.9%	2,328	16%	12%
Centers 28 - 33	$327	92.2%	2,183	15%	10%

Ranking (2)	Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative GLA (thousands)	Cumulative % of GLA	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5	$660	95.2%	2,519	18%	22%
Centers 1 - 10	$602	96.9%	4,781	34%	40%
Centers 1 - 15	$562	97.6%	6,444	46%	54%
Centers 1 - 21	$524	97.7%	8,787	62%	71%
Centers 1 - 27	$491	97.3%	11,115	78%	83%
Centers 1 - 33	$464	96.5%	13,298	93%	93%

Unconsolidated Centers at Pro Rata Share (4)	$481	97.9%	1,056	7%	7%
Total Centers at Pro Rata Share (5)	$465	96.6%	14,354	100%	100%

(1)
Centers are ranked by sales per square foot for the trailing twelve months ended June 30, 2025, and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Phoenix)	Huntsville, AL (Bridge Street Town Centre)	Little Rock, AR (The Promenade at Chenal)	Sevierville, TN
	Centers 6 - 10:	Cleveland, OH (Pinecrest)	Fort Worth, TX	Mebane, NC	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE
	Centers 11 - 15:	Branson, MO	Charleston, SC	Hershey, PA	Lancaster, PA	Locust Grove, GA
	Centers 16 - 21:	Daytona Beach, FL	Hilton Head I, SC	Nashville, TN	Riverhead, NY	Savannah, GA	Southaven, MS (Memphis)
	Centers 22 - 27:	Foley, AL	Grand Rapids, MI	Hilton Head II, SC	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 28 - 33:	Asheville, NC	Atlantic City, NJ	Commerce, GA	Gonzales, LA	Pittsburgh, PA	Tilton, NH

(3)
Based on the Company’s forecast of 2025 Portfolio NOI (Portfolio NOI is a non-GAAP measure; refer to Non-GAAP Definitions beginning on page 31). The Company’s forecast is based on management’s estimates as of June 30, 2025 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Inc. Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, when available.

(4)	Includes centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of June 30, 2025 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Athleta, Banana Republic, Gap, Old Navy	106	995,851	6.9%	5.0%
KnitWell Group LLC; Lane Bryant Brands Opco LLC	Ann Taylor, Chicos, Lane Bryant, Loft, Soma Intimates, Talbots, White House/Black Market	124	530,050	3.7%	4.6%
Tapestry, Inc.	Coach, Kate Spade	63	276,941	1.9%	3.1%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline by Aerie	58	350,104	2.4%	3.0%
Under Armour, Inc.	Under Armour, Under Armour Youth	36	305,430	2.1%	3.0%
Catalyst Brands	Aéropostale, Brooks Brothers, Eddie Bauer, Lucky Brands, Nautica	63	302,535	2.1%	2.6%
PVH Corp.	Calvin Klein, Tommy Hilfiger	47	319,907	2.2%	2.5%
Nike, Inc.	Converse, Nike	41	431,606	3.0%	2.4%
Columbia Sportswear Company	Columbia Sportswear	30	205,825	1.4%	2.1%
Signet Jewelers Limited	Banter by Piercing Pagoda, Jared, Kay Jewelers, Peoples Jewellers, Zales	57	116,563	0.8%	2.0%
Luxottica Group S.p.A.	Lenscrafters, Oakley, Sunglass Hut	73	107,232	0.7%	1.9%
Carter’s, Inc.	Carters, OshKosh B'gosh	47	186,566	1.3%	1.8%
Skechers USA, Inc.	Skechers	34	179,126	1.2%	1.8%
Adidas AG	Adidas	30	199,595	1.4%	1.7%
Capri Holdings Limited	Michael Kors, Michael Kors Mens	32	148,346	1.0%	1.7%
Rack Room Shoes	Off Broadway Shoes, Rack Room Shoes	26	167,348	1.2%	1.6%
Levi Strauss & Co.	Levi's	34	130,355	0.9%	1.5%
Crocs Inc.	Crocs, Hey Dude	51	131,585	0.9%	1.4%
V. F. Corporation	Dickies, The North Face, Timberland, Vans, Work Authority	30	143,578	1.0%	1.3%
Caleres Inc.	Famous Footwear	28	145,752	1.0%	1.3%
Ralph Lauren Corporation	Polo Children, Polo Ralph Lauren	34	372,743	2.6%	1.3%
J.Crew Group	J.Crew Factory, J.Crew The Men's Shop, Madewell	24	122,675	0.9%	1.3%
H & M Hennes & Mauritz LP.	H&M	20	408,472	2.8%	1.2%
Victoria's Secret & Co.	Pink by Victoria's Secret, Victoria's Secret	20	129,149	0.9%	1.2%
Vera Bradley, Inc.	Vera Bradley	26	91,098	0.6%	1.2%
Total of Top 25 tenants		1,134	6,498,432	44.9%	52.5%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent (“ABR”) is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents that are based on a percentage of sales in lieu of fixed contractual rents and ground lease rent. No individual brand represents more than 3.0% of total ABR.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Lease Expirations as of June 30, 2025

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2) (3)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases. 2025 lease expirations include month-to-month leases.
(3)    Includes ground lease rent.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Capital Expenditures for the Three Months Ended June 30, 2025 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$4,293	($38)	$4,255
Other	—	—	—
Total new center developments and expansions	$4,293	($38)	$4,255

Recurring capital expenditures:
Second generation tenant allowances	$3,666	$721	$4,387
Operational capital expenditures	8,344	617	8,961
Renovations	2,112	—	2,112
Total recurring capital expenditures	$14,122	$1,338	$15,460

Total additions to rental property-accrual basis	$18,415	$1,300	$19,715
Capital Expenditures for the Six Months Ended June 30, 2025 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$6,235	($5)	$6,230
Other	—	—	—
Total new center developments and expansions	$6,235	($5)	$6,230

Recurring capital expenditures:
Second generation tenant allowances	$7,105	$878	$7,983
Operational capital expenditures	11,077	809	11,886
Renovations	2,426	—	2,426
Total recurring capital expenditures	$20,608	$1,687	$22,295

Total additions to rental property-accrual basis	$26,843	$1,682	$28,525

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Transaction Summary

Asset	Location	Type	Investment Amount (in millions)	Owned GLA (1)	Transaction Date

External Growth
Tanger Outlets Nashville	Nashville, TN	Development	$145.0	290,667	10/27/2023
Tanger Outlets Asheville	Asheville, NC	Acquisition	70.0	381,600	11/13/2023
Bridge Street Town Centre	Huntsville, AL	Acquisition	193.5	650,941	11/30/2023
The Promenade at Chenal	Little Rock, AR	Acquisition	73.1	269,642	12/10/2024
Pinecrest	Cleveland, OH	Acquisition	167.0	638,299	2/12/2025
Total			$648.6	2,231,149

Asset	Location	Type	Sale Amount (in millions)	GLA (1)	Transaction Date
Disposition
Tanger Outlets Howell (2)	Howell, MI	Disposition	$17.0	314,438	4/15/2025

(1)     Pinecrest GLA includes 100,000 square feet of residential (87 units) and 164,000 square feet of office.
(2)     The Company recorded a $4.2 million non-cash impairment charge during the first quarter of 2025 as a result of this sale.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2025	569	2,527	$37.12	12.0%	$5.31	3.5
2024	398	1,795	$39.81	15.1%	$6.94	3.7

Re-tenanted space
2025	49	225	$49.63	28.0%	$58.82	8.2
2024	29	163	$46.88	46.6%	$74.66	9.1

Renewed space
2025	520	2,303	$35.90	10.1%	$0.09	3.0
2024	369	1,632	$39.11	12.2%	$0.20	3.2
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2025	625	2,811	$37.49	$11.71	4.0
2024	457	2,000	$40.07	$11.46	4.1
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases, and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Consolidated Balance Sheets (unaudited, dollars in thousands)

	June 30,	December 31,
	2025	2024
Assets
Rental property:
Land	$332,010	$311,355
Buildings, improvements and fixtures	3,187,548	3,089,239
Construction in progress	11,662	7,453
	3,531,220	3,408,047
Accumulated depreciation	(1,453,947)	(1,428,017)
Total rental property, net	2,077,273	1,980,030
Cash and cash equivalents	9,741	46,992
Investments in unconsolidated joint ventures	66,671	65,665
Deferred lease costs and other intangibles, net	100,155	85,028
Operating lease right-of-use assets	75,421	76,099
Prepaids and other assets	122,987	127,369
Total assets	$2,452,248	$2,381,183

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,042,656	$1,041,710
Unsecured term loan, net	323,617	323,182
Mortgages payable, net	67,658	58,867
Unsecured lines of credit	92,000	—
Total debt	1,525,931	1,423,759
Accounts payable and accrued expenses	86,506	107,775
Operating lease liabilities	83,777	84,499
Other liabilities	94,692	85,476
Total liabilities	1,790,906	1,701,509
Commitments and contingencies
Equity
Tanger Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 113,174,006 and 112,738,633 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,132	1,127
Paid in capital	1,190,344	1,190,746
Accumulated distributions in excess of net income	(527,896)	(511,816)
Accumulated other comprehensive loss	(28,408)	(27,687)
Equity attributable to Tanger Inc.	635,172	652,370
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,170	27,304
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	661,342	679,674
Total liabilities and equity	$2,452,248	$2,381,183

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Rental revenue	$133,435	$122,319	$262,720	$240,128
Management, leasing and other services	2,238	2,332	4,645	4,610
Other revenue	5,021	4,305	8,692	7,589
Total revenues	140,694	128,956	276,057	252,327
Expenses:
Property operating	40,373	37,549	82,193	73,014
General and administrative (1)	18,992	18,813	37,985	38,303
Impairment charges	—	—	4,249	—
Depreciation and amortization	36,608	34,174	73,754	68,034
Total expenses	95,973	90,536	198,181	179,351
Other income (expense):
Interest expense	(16,399)	(15,700)	(32,171)	(30,053)
Other income (expense)	(26)	220	191	807
Total other income (expense)	(16,425)	(15,480)	(31,980)	(29,246)
Income before equity in earnings of unconsolidated joint ventures	28,296	22,940	45,896	43,730
Equity in earnings of unconsolidated joint ventures	3,034	2,975	5,433	5,491
Net income	31,330	25,915	51,329	49,221
Noncontrolling interests in Operating Partnership	(1,244)	(1,075)	(2,042)	(2,048)
Noncontrolling interests in other consolidated partnerships	—	—	—	80
Net income attributable to Tanger Inc.	30,086	24,840	49,287	47,253
Allocation of earnings to participating securities	(225)	(229)	(427)	(460)
Net income available to common shareholders of Tanger Inc.	$29,861	$24,611	$48,860	$46,793

Basic earnings per common share:
Net income	$0.27	$0.23	$0.43	$0.43

Diluted earnings per common share:
Net income	$0.26	$0.22	$0.43	$0.43
(1)The six months ended June 30, 2024 includes $1.6 million of executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Components of Rental Revenues (unaudited, in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in Accounting Standards Update (“ASU”) 2018-11 to account for lease and non-lease components as a single component, which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Rental revenue:
Base rentals	$92,728	$85,765	$181,976	$169,081
Percentage rentals	2,627	3,240	5,071	6,200
Tenant expense reimbursements	37,498	33,861	74,823	65,904
Lease termination fees	271	278	721	540
Market rent adjustments	(47)	(40)	448	(42)
Straight-line rent adjustments	712	498	294	(13)
Uncollectible tenant revenue	(354)	(1,283)	(613)	(1,542)
Rental revenue	$133,435	$122,319	$262,720	$240,128

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Unconsolidated Joint Venture Information

The following table details certain information as of June 30, 2025, except for Net Operating Income (“NOI”), which is for the six months ended June 30, 2025, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets (1)	Tanger’s Pro Rata Share of NOI (2)	Tanger’s Pro Rata Share of Debt (3)
Charlotte	Charlotte, NC	50.0%	398,674	$28.5	$4.3	$48.4
Columbus	Columbus, OH	50.0%	355,245	30.3	2.8	35.2
Houston	Texas City, TX	50.0%	352,705	16.4	2.0	29.6
National Harbor	National Harbor, MD	50.0%	341,156	33.6	3.1	45.5
RioCan Canada (4)	Various	50.0%	665,096	66.7	2.8	—
Total			2,112,876	$175.5	$15.0	$158.7
(1)Represents Tanger’s share of total assets recorded for the unconsolidated joint ventures.
(2)NOI is calculated similarly to Portfolio NOI, a non-GAAP financial measure. Refer to Non-GAAP Definitions beginning on page 31.
(3)Net of debt origination costs and premiums.
(4)Includes a 307,883 square foot center in Cookstown, Ontario, and a 357,213 square foot center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Debt Outstanding Summary
As of June 30, 2025
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$92,000	$92,000	Adj. SOFR + 0.85%	5.2%	4/12/2029	3.8
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	1.2
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	2.0
2031 Senior unsecured notes	400,000	400,000	2.75%	2.9%	9/1/2031	6.2
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.94%	4.9%	1/13/2028	2.5
Net debt discounts and debt origination costs	(8,727)	(8,727)
Total net unsecured debt	$1,458,273	$1,458,273		3.9%		3.2
Secured mortgage debt:
Atlantic City, NJ	$6,468	$6,468	6.44%	5.1%	12/8/2026	1.4
Southaven, MS (Memphis) (6)	61,700	61,700	Adj. SOFR + 2.00%	5.6%	4/24/2030	4.8
Debt premium and debt origination costs	(510)	(510)
Total net secured mortgage debt	67,658	67,658		5.6%		4.5
Total consolidated debt	$1,525,931	$1,525,931		3.9%		3.2
Unconsolidated JV debt:
Charlotte	$96,864	$48,432	4.27%	4.3%	7/1/2028	3.0
National Harbor	91,259	45,630	4.63%	4.6%	1/5/2030	4.5
Houston (7)	60,000	30,000	Daily SOFR + 1.65%	5.1%	6/26/2030	5.0
Columbus	71,000	35,500	6.25%	6.3%	10/1/2032	7.3
Debt origination costs	(1,806)	(903)
Total unconsolidated JV net debt	317,317	158,659		5.0%		4.8
Total	$1,843,248	$1,684,590		4.0%		3.4
(1)Adjusted SOFR represents the Secured Overnight Financing Rate (“SOFR”) plus a 10-basis point credit adjustment spread.
(2)As of June 30, 2025. The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $620.0 million, including a $20.0 million liquidity line and a $600.0 million syndicated line. A 20-basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)The effective interest rate includes interest rate swap agreements that, collectively, currently fix the Daily SOFR base rate at a weighted average of 3.9% on notional amounts aggregating $325.0 million. Additional details on the Company’s interest rate strategy, including forward-starting swaps, are detailed on the following page.
(6)In April 2025, the mortgage for Tanger Outlets Memphis was amended, increasing the outstanding borrowings from $51.7 million to $61.7 million and extending the maturity date from October 2026 (with extension options through October 2027) to April 2030. The stated interest rate remained unchanged at Adjusted SOFR + 2.0%. In May 2025, an interest rate swap was placed on the total outstanding principal that fixes Daily SOFR at 3.51% until April 2029.
(7)In June 2025, the mortgage for Tanger Outlets Houston was refinanced, increasing the outstanding borrowings from $58.0 million to $60.0 million, reducing the stated interest rate from Daily SOFR plus 3.00% to Daily SOFR plus 1.65%, and extending the maturity date from June 2026 (before two one-year extension options available) to June 2030. In connection with the refinancing, an interest rate swap previously placed on half of the outstanding principal that fixed Daily SOFR at 4.44% was terminated, and the joint venture placed a new interest rate swap on the total outstanding principal that fixes Daily SOFR at 3.41% until June 2029.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of June 30, 2025
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	Effective Interest Rate (2)	Average Years to Maturity (1)
Consolidated:
Fixed (3)	94%	$1,433,931	3.9%	3.2
Variable	6%	92,000	5.2%	3.8
	100%	$1,525,931	3.9%	3.2
Unconsolidated Joint Ventures:
Fixed	100%	$158,659	5.0%	4.8
Variable	—%	—	—%	—
	100%	$158,659	5.0%	4.8
Total:
Fixed	95%	$1,592,590	4.0%	3.4
Variable	5%	92,000	5.2%	3.8
Total share of debt	100%	$1,684,590	4.0%	3.4

Cash and Cash Equivalents		Pro Rata Share
Consolidated		$9,741
Unconsolidated Joint ventures		6,841
Total share of Cash and Cash Equivalents		$16,582

Net Debt		Pro Rata Share
Total share of Net Debt (4)		$1,668,008
(1)Includes applicable extensions available at our option.
(2)As of June 30, 2025.
(3)The effective interest rate includes interest rate swap agreements that, collectively, currently fix the Daily SOFR base rate at a weighted average of 3.9% on notional amounts aggregating $325.0 million. Additional details on the Company’s interest rate strategy are as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate	Company Adjusted Fixed Pay Rate (5)
Interest rate swaps:
Current:
February 1, 2024	February 1, 2026	$75,000	Daily SOFR	3.5%	3.6%
February 1, 2024	August 1, 2026	75,000	Daily SOFR	3.7%	3.8%
February 1, 2024	January 1, 2027	175,000	Daily SOFR	4.2%	4.3%
		$325,000	Daily SOFR	3.9%	4.0%
Forward-starting:
February 1, 2026	April 1, 2028	$75,000	Daily SOFR	3.3%	3.4%
August 1, 2026	October 1, 2027	50,000	Daily SOFR	3.1%	3.2%
		$125,000		3.2%	3.3%
(4)Net debt is a non-GAAP measure. Refer to page 27 for a reconciliation of total debt to Net debt.
(5)Includes a 10-basis point credit adjustment spread related to the Company’s unsecured term loan.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Future Scheduled Principal Payments (dollars in thousands) (1)
As of June 30, 2025

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments	Effective Interest Rate as of June 30, 2025 (2)
2025	$763	$863	$1,626	4.7%
2026	355,705	1,785	357,490	3.2%
2027	300,000	1,865	301,865	3.9%
2028	325,000	47,027	372,027	4.9%
2029	92,000	984	92,984	5.2%
2030	61,700	71,538	133,238	5.2%
2031	400,000	—	400,000	2.9%
2032	—	35,500	35,500	6.3%
2033	—	—	—	—%
2034 & thereafter	—	—	—	—%
Total principal outstanding	$1,535,168	$159,562	$1,694,730	4.0%
Net debt discounts and debt origination costs	(9,237)	(903)	(10,140)
Total debt outstanding	$1,525,931	$158,659	$1,684,590	4.0%
(1)Includes applicable extensions available at our option.
(2)Includes variable interest rates in effect as of June 30, 2025.

Senior Unsecured Notes Financial Covenants (1)
As of June 30, 2025

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	38%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	264%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.6	x
(1)For a complete listing of all material debt covenants related to the Company’s senior unsecured notes, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of June 30, 2025

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	35%
Secured Indebtedness to Total Adjusted Asset Value	< 35%	4%
EBITDA to Fixed Charges	> 1.5 x	4.6	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	30%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.6	x
(1)For a complete listing of all material debt covenants related to the Company’s unsecured lines of credit and term loan, as well as definitions of the above terms, please refer to the Company’s filings with the SEC.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - June 30, 2025
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	113,174			113,174
Exchangeable operating partnership units	4,663			4,663
Total shares and units (1)	117,837			117,837
Common share price at June 30, 2025	$30.58			$30.58
Total market value (1)	$3,603,453			$3,603,453

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loan	325,000		—	325,000
Mortgages payable	68,168		159,562	227,730
Unsecured lines of credit	92,000		—	92,000
Total principal debt	1,535,168		159,562	1,694,730
Less: Net debt discounts	(4,213)		—	(4,213)
Less: Debt origination costs	(5,024)		(903)	(5,927)
Total debt	1,525,931		158,659	1,684,590
Less: Cash and cash equivalents	(9,741)		(6,841)	(16,582)
Net debt (2)	1,516,190		151,818	1,668,008
Total enterprise value	$5,119,643		$151,818	$5,271,461

Liquidity:
Cash and cash equivalents	$9,741		$6,841	$16,582
Unused capacity under unsecured lines of credit	528,000		—	528,000
Proceeds available from settlement of Forward Sale Agreements (3)	69,731		—	69,731
Total liquidity	$607,472		$6,841	$614,313

Ratios (4):
Net debt to Adjusted EBITDA (2)(5)	4.8	x		5.0	x
Interest coverage ratio (6)	5.0	x		4.6	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre as well as total debt to Net debt on pages 25 through 27.
(3)Assumes the physical settlement of the 1.9 million outstanding forward shares as of June 30, 2025 under the Company’s at-the-market forward sale agreements at a weighted average price of $36.40 per share. These shares remain unsettled and can be drawn down over time.
(4)Ratios are presented for the trailing twelve-month period.
(5)Net debt to Adjusted EBITDA represents Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action / Affirmation
Fitch	BBB	Stable	July 24, 2025
Moody’s Investors Services	Baa3	Positive	November 18, 2024
Standard & Poor’s Ratings Services	BBB-	Positive	March 3, 2025

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	35,386	33,355	71,364	66,407
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,306	2,060	5,166	4,600
Impairment charges - consolidated	—	—	4,249	—
FFO	69,022	61,330	132,108	120,228
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	80
Allocation of earnings to participating securities	(408)	(412)	(764)	(830)
FFO available to common shareholders (2)	$68,614	$60,918	$131,344	$119,478
As further adjusted for:
Executive departure-related adjustments (3)	—	—	—	1,554
Impact of above adjustments to the allocation of earnings to participating securities	—	—	—	(10)
Core FFO available to common shareholders (2)	$68,614	$60,918	$131,344	$121,022
FFO available to common shareholders per share - diluted (2)	$0.58	$0.53	$1.11	$1.04
Core FFO available to common shareholders per share - diluted (2)	$0.58	$0.53	$1.11	$1.05

Weighted Average Shares:
Basic weighted average common shares	112,659	108,683	112,528	108,526
Effect of dilutive securities:
Equity awards	1,464	1,510	1,484	1,498
Diluted weighted average common shares (for earnings per share computations)	114,123	110,193	114,012	110,024
Exchangeable operating partnership units	4,663	4,708	4,669	4,708
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	118,786	114,901	118,681	114,732
(1)Refer to Non-GAAP Definitions beginning on page 31 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
FFO available to common shareholders	$68,614	$60,918	$131,344	$119,478
Adjusted for:
Corporate depreciation	1,224	819	2,392	1,627
Amortization of finance costs	921	863	1,861	1,695
Amortization of net debt discount	208	183	413	357
Amortization of equity-based compensation	3,287	2,608	6,213	6,105
Straight-line rent adjustments	(712)	(498)	(294)	13
Market rent adjustments	139	132	(263)	227
Second generation tenant allowances and lease incentives	(3,666)	(4,774)	(7,105)	(9,056)
Capital improvements	(10,456)	(7,932)	(13,503)	(13,289)
Adjustments from unconsolidated joint ventures	(1,187)	(201)	(1,473)	(304)
FAD available to common shareholders (2)	$58,372	$52,118	$119,585	$106,853
Dividends per share	$0.2925	$0.275	$0.568	$0.535
FFO payout ratio	50%	52%	51%	51%
FAD payout ratio	60%	61%	56%	58%
Diluted weighted average common shares (2)	118,786	114,901	118,681	114,732
(1)Refer to page 21 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(3,034)	(2,975)	(5,433)	(5,491)
Interest expense	16,399	15,700	32,171	30,053
Other (income) expense	26	(220)	(191)	(807)
Impairment charges	—	—	4,249	—
Depreciation and amortization	36,608	34,174	73,754	68,034
Other non-property income	(468)	(405)	(508)	(801)
Corporate general and administrative expenses	18,992	18,836	38,008	38,325
Non-cash adjustments (1)	(585)	(366)	(579)	242
Lease termination fees	(271)	(278)	(721)	(540)
Portfolio NOI - Consolidated	98,997	90,381	192,079	178,236
Non-same center NOI - Consolidated	(4,931)	(1,039)	(8,968)	(1,885)
Same Center NOI - Consolidated (2)	$94,066	$89,342	$183,111	$176,351

Portfolio NOI - Consolidated	$98,997	$90,381	$192,079	$178,236
Pro rata share of unconsolidated joint ventures (3)	7,630	7,234	14,970	14,475
Portfolio NOI - Total portfolio at pro rata share (3)	106,627	97,615	207,049	192,711
Non-same center NOI - Total portfolio at pro rata share (3)	(4,931)	(1,039)	(8,968)	(1,885)
Same Center NOI - Total portfolio at pro rata share (2) (3)	$101,696	$96,576	$198,081	$190,826
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Centers excluded from Same Center NOI:

Little Rock	December 2024	Acquired	Consolidated
Cleveland	February 2025	Acquired	Consolidated
Howell	April 2025	Sold	Consolidated
(3) Pro rata share metrics are presented on a constant currency basis. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2025	2024	Change	2025	2024	Change
Same Center Revenues:
Base rentals	$93,337	$91,678	1.8%	$184,494	$180,727	2.1%
Percentage rentals	3,056	3,778	-19.1%	5,911	7,143	-17.2%
Tenant expense reimbursement	39,644	37,266	6.4%	79,298	72,495	9.4%
Uncollectible tenant revenues	(261)	(1,390)	-81.2%	(455)	(1,589)	-71.4%
Rental revenues	135,776	131,332	3.4%	269,248	258,776	4.0%
Other revenues	5,146	4,544	13.2%	8,990	8,060	11.5%
Total same center revenues	140,922	135,876	3.7%	278,238	266,836	4.3%
Same Center Expenses:
Property operating	39,215	39,297	-0.2%	80,147	75,949	5.5%
General and administrative	11	3	266.7%	10	61	-83.6%
Total same center expenses	39,226	39,300	-0.2%	80,157	76,010	5.5%
Same Center NOI - Total portfolio at pro rata share	$101,696	$96,576	5.3%	$198,081	$190,826	3.8%

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Interest expense, net	16,309	15,444	31,805	29,595
Income tax expense (benefit)	168	87	262	(248)
Depreciation and amortization	36,608	34,174	73,754	68,034
Impairment charges - consolidated	—	—	4,249	—
Compensation-related adjustments (1)	—	—	—	1,554
Adjusted EBITDA	$84,415	$75,620	$161,399	$148,156

	Twelve months ended
	June 30,	December 31,
	2025	2024
Net income	$104,868	$102,760
Adjusted to exclude:
Interest expense, net	61,624	59,414
Income tax expense (benefit)	555	45
Depreciation and amortization	144,410	138,690
Impairment charges - consolidated	4,249	—
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDA	$315,706	$302,463
(1)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$31,330	$25,915	$51,329	$49,221
Adjusted to exclude:
Interest expense, net	16,309	15,444	31,805	29,595
Income tax expense (benefit)	168	87	262	(248)
Depreciation and amortization	36,608	34,174	73,754	68,034
Impairment charges - consolidated	—	—	4,249	—
Pro rata share of interest expense, net - unconsolidated joint ventures	2,412	2,184	4,546	4,353
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,306	2,060	5,166	4,600
EBITDAre	$89,133	$79,864	$171,111	$155,555
Compensation-related adjustments (1)	—	—	—	1,554
Adjusted EBITDAre	$89,133	$79,864	$171,111	$157,109

	Twelve months ended
	June 30,	December 31,
	2025	2024
Net income	$104,868	$102,760
Adjusted to exclude:
Interest expense, net	61,624	59,414
Income tax expense (benefit)	555	45
Depreciation and amortization	144,410	138,690
Impairment charges - consolidated	4,249	—
Pro rata share of interest expense, net - unconsolidated joint ventures	8,918	8,725
Pro rata share of depreciation and amortization - unconsolidated joint ventures	9,900	9,334
EBITDAre	$334,524	$318,968
Compensation-related adjustments (1)	—	1,554
Adjusted EBITDAre	$334,524	$320,522
(1)For the 2024 period, represents executive severance costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Reconciliation of Total debt to Net debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	June 30, 2025
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,525,931	$158,659	$1,684,590
Less:
Cash and cash equivalents	(9,741)	(6,841)	(16,582)
Net debt	$1,516,190	$151,818	$1,668,008

	December 31, 2024
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,423,759	$158,596	$1,582,355
Less:
Cash and cash equivalents	(46,992)	(8,740)	(55,732)
Net debt	$1,376,767	$149,856	$1,526,623

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Non-GAAP Pro Rata Balance Sheet Information as of June 30, 2025 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$39,907
Buildings, improvements and fixtures	235,284
Construction in progress	531
275,722
Accumulated depreciation	(113,495)
Total rental property, net	162,227
Cash and cash equivalents	6,841
Deferred lease costs and other intangibles, net	1,170
Prepaids and other assets	5,246
Total assets	$175,484
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$158,659
Accounts payable and accruals	6,804
Total liabilities	165,463
Owners’ Equity	10,021
Total liabilities and owners’ equity	$175,484
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our consolidated balance sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $2.6 million as of June 30, 2025 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Non-GAAP Pro Rata Statement of Operations Information for the three and six months ended June 30, 2025 (in thousands)

	Three months ended		Six months ended
	June 30, 2025		June 30, 2025
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$11,966	$—	$23,520
Other revenues	—	318	—	586
Total revenues	—	12,284	—	24,106
Expense:
Property operating	—	4,524	—	8,998
General and administrative	—	11	—	10
Depreciation and amortization	—	2,306	—	5,166
Total expenses	—	6,841	—	14,174
Other income (expense):
Interest expense	—	(2,461)	—	(4,676)
Other income (expenses)	—	52	—	177
Total other income (expense)	—	(2,409)	—	(4,499)
Net income	$—	$3,034	$—	$5,433

The table below provides details of the components included in our share of rental revenues for the three and six months ended June 30, 2025 (in thousands)

	Three months ended		Six months ended
	June 30, 2025		June 30, 2025
	Non-GAAP Pro Rata Share		Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$7,331	$—	$14,435
Percentage rentals	—	494	—	969
Tenant expense reimbursements	—	4,062	—	8,061
Lease termination fees	—	1	—	2
Market rent adjustments	—	—	—	—
Straight-line rent adjustments	—	121	—	130
Uncollectible tenant revenues	—	(43)	—	(77)
Rental revenues	$—	$11,966	$—	$23,520

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Guidance for 2025

Based on the Company’s results to date, its view on current market conditions, and its outlook for the remainder of 2025, management currently believes the Company’s full-year 2025 net income and FFO per share will be as follows:

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.93	$1.00	$0.91	$0.99
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.28	1.28	1.28	1.28
Impairment charges - consolidated	0.04	0.04	0.04	0.04
Estimated diluted FFO per share (1)	$2.24	$2.31	$2.22	$2.30

The above estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2025:	Current		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.5%	4.0%	2.0%	4.0%
General and administrative expense	$76.5	$79.5	$76.5	$79.5
Interest expense - consolidated	$63.7	$65.3	$63.5	$65.5
Other income (expense) (2)	$—	$1.0	$—	$1.0
Annual recurring capital expenditures, renovations and second generation tenant allowances	$55.0	$65.0	$55.0	$65.0
(1)     Amounts may not recalculate due to the effect of rounding.
(2)    Includes interest income.

Weighted average diluted common shares are expected to range from approximately 114.0 million to 115.0 million for earnings per share and 118.5 million to 119.5 million for FFO and Core FFO per share. The estimates above reflect the February 2025 acquisition of Pinecrest in Cleveland, Ohio, the April 2025 sale of the center in Howell, Michigan, the April 2025 amendment of the mortgage at Tanger Outlets Memphis, and the June 2025 refinancing of the mortgage at Tanger Outlets Houston. Guidance does not include the impact of any additional acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“Nareit”), of which we are a member. In December 2018, Nareit issued “Nareit Funds From Operations White Paper - 2018 Restatement,” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. Nareit defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. Nareit has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

We present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unitholders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income, which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to make distributions. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive officer severance, certain executive departure-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on early extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.

We determine EBITDAre based on the definition set forth by Nareit, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on early extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive officer severance, gain on sale of non-real estate asset, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company’s ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as total debt less cash and cash equivalents and short-term investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company’s leverage. We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025

Investor Information
Tanger® welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Inc.
Investor Relations
Phone:	(336) 292-3010
Fax:	(336) 297-0931
E-mail:	tangerir@tanger.com
Mail:	Tanger Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2025